LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

 Know all by these presents, that the undersigned hereby makes,

constitutes and appoints each of Donald H. Walker and Donald A. Bodner, each acting individually, as the undersigned's true and lawful attorney-in-fact,

with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

 (1) prepare, execute, acknowledge, deliver and file Forms 3,

4, and 5 (including any amendments thereto) with respect to the securities of Frisch's Restaurants, Inc., an Ohio corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time

(the "Exchange Act");

 (2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions of the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by either such

attorney-in-fact on behalf of the undersigned pursuant to this Power of

 Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

(3) neither the Company nor either of such attorneys-in-fact assumes

 (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section

16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this

 Limited Power of Attorney.

 This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 2nd day of July, 2007.

/s/ Daniel W. Geeding

Signature

Daniel W. Geeding

Print Name

STATE OF OHIO )

    )

COUNTY OF HAMILTON )

 On this 2nd day of July, 2007, Daniel W. Geeding, personally appeared before me, and acknowledge that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Michael D. Flaig

Notary Public

My Commission Expires: 10/17/2011

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